UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 5, 2013

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

176 Route 9 North

Suite 306

Marlboro, NJ 07728

  (Address of Principal Executive Offices)

(732) 851-7707

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 5, 2013, the Company appointed Mr. Scott Hartman to its Board of Directors. In addition, Mr. Hartman also was appointed as Director of Mergers and Acquisitions.

Scott Hartman (Age 51) is a seasoned fund manger with particular experience in mergers and acquisitions. From 2003 to the present, he has been the founder and principal of Hartman Investments, LLC. and Seaview Mezzanine Fund, LP. Both entities are hedge funds located in New York which provide various stages of equity and debt financing to pubic and private companies. In addition, from 2012 to 2014, he was an advisor to AllianceBerstein LP, a large international asset management firm.

The new director will receive a stock option grant under the Company’s 2014 Stock Option Plan. The grant enables the new director to acquire 1,000,000 shares of common stock at $0.29 price per share. In addition, the parties have agreed that in his capacity as Director of Mergers and Acquisition, Mr. Hartman will receive 1,000,000 shares of common stock of the Company, and in addition upon the closing of a fundamental transaction in which the Company or its properties are sold to third parties, the Company would pay Mr. Hartman a successful efforts fee of 2% of the sales price, provided that the total fees payable by the Company in the transaction do not exceed 5%. The parties intend to execute a formal agreement evidencing the terms of the described arrangement.

There was no arrangement or understanding between the newly appointed director and any other person(s) pursuant to which such director was elected in such capacity. Except as stated herein, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new director had or will have a direct or indirect material interest. There are no family relationships between the new director and any other director or executive officer of the Company. Except as stated herein, there is no material plan, contract or arrangement (whether or not written) to which the new director is a party or in which each party participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Item 8.01. Other Events.

On November 6, 2014, the Company appointed Dr. Michael Berry to its Advisory Board, as an advisor to the Chairman. The parties have agreed that he will receive 1,000,000 shares of common stock of the Company as compensation for acting in such capacity. The parties intend to execute a formal agreement evidencing the terms of the described arrangement.

For the past 10 years, Dr. Berry has been a guest lecturer at the Federal Reserve in Washington DC. In 2010, he testified before Congress on US natural resource policy surrounding domestic energy development. He served as Chairman for the Global Bio Fuel Conference held in San Francisco in December 2010. Currently he publishes Morning Notes by Michael A. Berry, Ph.D. The notes discuss geopolitical, technological and economic trends and their effect on capital markets. In addition, he identifies opportunities in the area of natural resources, high technology, infrastructure development and biotech for the Discovery Investing strategy he developed.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ Jerry Pane
Name: Jerry Pane
Title: Chief Executive Officer
Date: November 7, 2014